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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the use in this Registration Statement on Form SB-2 of our reports dated February 19, 1996 relating to the financial statements of The American Materials & Technologies Corporation and Subsidiary as of December 31, 1995 and for the period March 29, 1995 (inception) to December 31, 1995 and February 9, 1996 relating to the financial statements of Culver City Composites Corporation (formerly known as SPS Holdings, Inc. and Subsidiary) as of December 19, 1995 and December 31, 1994, and for the periods January 1, 1995 to December 19, 1995 and the year ended December 31, 1994 and the reference to our firm under the captions "SELECTED FINANCIAL DATA" and "EXPERTS" in the Prospectus.

                                         By: /s/ Feldman Radin & Co., P.C.
                                             -----------------------------------
                                             FELDMAN RADIN & CO., P.C.
                                             Certified Public Accountants



December 27, 1996
New York, New York